Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-4 of our report dated February 26, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of LSI Corporation, which appears in LSI Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

September 18, 2015